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                                    Exhibit 5

             Opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP

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(215)  994-1000
                                 March 23, 1998

Via EDGAR
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Deb Shops, Inc. Registration Statement on Form S-8
                           --------------------------------------------------
Dear Sir/Madam:

                  As counsel to Deb Shops, Inc., a Pennsylvania corporation (the "Company"), we are familiar with the corporate proceedings relating to the proposed registration on Form S-8, which is to be filed with the Securities and Exchange Commission on or about March 23, 1998 (the "Registration Statement"), of 1,000,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 1995 Incentive Stock Option Plan (the "Plan").

                  We have examined the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and minutes of meetings of, or consents executed by, the Board of Directors of the Company, and such other documents and corporate records relating to the Company and the proposed issuance and sale of the Shares as we deemed appropriate for purposes of rendering this opinion.

                  Based upon the foregoing, it is our opinion that when the Shares are sold in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references made to this Firm included in the Registration Statement.

                  Barry H. Frank, a partner in this Firm, is a Director of the Company and co-trustee of certain trusts for the benefit of Mr. and Mrs. Warren Weiner owning 1,628,982 shares of the Common Stock of the Company as to which Mr. Frank disclaims beneficial interest.

                                            Very truly yours,

                                 /s/ Mesirov Gelman Jaffe Cramer & Jamieson, LLP